Exhibit 10.1
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, which amends and restates the agreement and plan of merger made as of the 14th day of February, 2008, is made as of the 27th day of February, 2008,

AMONG:

MAILTEC, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 4774 So. Holladay Blvd., Holladay, Utah 84117 (“MailTec”)
AND:

PROVISION MERGER CORP., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of MailTec (the "Merger Sub")

AND:

PROVISION INTERACTIVE TECHNOLOGIES, INC., a company formed pursuant to the laws of the State of California and having an office for business located at 9253 Eton Avenue, Chatsworth, California 91311 ("ProVision")

WHEREAS:

A.              ProVision is a California corporation engaged in the business of developing, producing, marketing, distribution and selling 3-D holographic aerial imaging systems, advertising and media;

B.              MailTec is a reporting company whose common stock is quoted on the NASD “Bulletin Board” and which is not presently engaged in any business;

C.              The respective Boards of Directors of MailTec, ProVision and the Merger Sub deem it advisable and in the best interests of MailTec, ProVision and the Merger Sub that ProVision merge with and into the Merger Sub (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada and the State of California; and

D.           It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)
“Acquisition Shares” means the 20,879,350 MailTec Common Shares to be issued to the ProVision Shareholders and the ProVision Debt Holders at Closing pursuant to the terms of the Merger in accordance with Schedule A, annexed hereto;

(b)	“Agreement” means this amended and restated agreement and plan of merger among MailTec, the Merger Sub and ProVision;

(c)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(d)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(e)	“Effective Time” means the date of the filing of this Agreement and officers’ certificates, as applicable, in the form required by State Corporation Law;

(f)	“MailTec Accounts Receivable” means all accounts receivable and other debts owing to MailTec, on a consolidated basis,;

(g)
“MailTec Assets” means the undertaking and all the property and assets of the MailTec Business of every kind and description wheresoever situated including, without limitation, MailTec Equipment, MailTec Inventory, MailTec Material Contracts, MailTec Accounts Receivable, MailTec Cash, MailTec Intangible Assets and MailTec Goodwill, and all credit cards, charge cards and banking cards issued to MailTec;

(h)	“MailTec Business” means all aspects of any business conducted by MailTec and its subsidiaries;

(i)	“MailTec Cash” means all cash on hand or on deposit to the credit of MailTec and its subsidiaries on the Closing Date;

(j)	“MailTec Common Shares” means the shares of common stock in the capital of MailTec;

(k)	“MailTec Equipment” means all machinery, equipment, furniture, and furnishings used in the MailTec Business;

(l)
“MailTec Financial Statements” means, collectively, the audited consolidated financial statements of MailTec, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of MailTec;

(m)
“MailTec Goodwill” means the goodwill of the MailTec Business including the right to all corporate, operating and trade names associated with the MailTec Business, or any variations of such names as part of or in connection with the MailTec Business, all books and records and other information relating to the MailTec Business, all necessary licenses and authorizations and any other rights used in connection with the MailTec Business;

(n)
“MailTec Intangible Assets" means all of the intangible assets of MailTec and its subsidiaries, including, without limitation, MailTec Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of MailTec and its subsidiaries;

(o)	“MailTec Inventory” means all inventory and supplies of the MailTec Business;

(p)
“MailTec Material Contracts” means the burden and benefit of and the right, title and interest of MailTec and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which MailTec or its subsidiaries are entitled whereunder MailTec or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(q)	“Merger” means the merger, at the Effective Time, of ProVision and the Merger Sub pursuant to this Agreement;

(r)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as MailTec and ProVision may mutually agree upon;

(s)	“ProVision Accounts Receivable” means all accounts receivable and other debts owing to ProVision;

(t)
“ProVision Assets“ means the undertaking and all the property and assets of the ProVision Business of every kind and description wheresoever situated including, without limitation, ProVision Equipment, ProVision Inventory, ProVision Material Contracts, ProVision Accounts Receivable, ProVision Cash, ProVision Intangible Assets and ProVision Goodwill, and all credit cards, charge cards and banking cards issued to ProVision;

(u)	“ProVision Business” means all aspects of the business conducted by ProVision;

(v)	“ProVision Cash” means all cash on hand or on deposit to the credit of ProVision on the Closing Date;

(w)	“ProVision Debt” means all of the issued and outstanding convertible promissory notes of ProVision;

(x)	“ProVision Debt Holders” means all of the holders of the issued and outstanding ProVision Debt;

(y)	“ProVision Equipment” means all machinery, equipment, furniture, and furnishings used in the ProVision Business;

(z)	“ProVision Financial Statements” means collectively, the audited consolidated financial statements of ProVision, together with the unqualified auditors' report thereon;

(aa)
“ProVision Goodwill” means the goodwill of the ProVision Business together with the exclusive right of MailTec to represent itself as carrying on the ProVision Business in succession of ProVision subject to the terms hereof, and the right to use any words indicating that the ProVision Business is so carried on including the right to use the name "ProVision” or any variation thereof as part of the name of or in connection with the ProVision Business or any part thereof carried on or to be carried on by ProVision, the right to all corporate, operating and trade names associated with the ProVision Business, or any variations of such names as part of or in connection with the ProVision Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the ProVision Business, all necessary licenses and authorizations and any other rights used in connection with the ProVision Business;

(bb)
“ProVision Intangible Assets” means all of the intangible assets of ProVision, including, without limitation, ProVision Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of ProVision and its subsidiaries;

(cc)	“ProVision Inventory” means all inventory and supplies of the ProVision Business;

(dd)
“ProVision Material Contracts” means the burden and benefit of and the right, title and interest of ProVision in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which ProVision is entitled in connection with the ProVision Business whereunder ProVision is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(ee)	“ProVision Option” shall mean any option to purchase or otherwise acquire ProVision Shares (whether or not vested) outstanding under any ProVision Option Plan;

(ff)
“ProVision Option Plan” shall mean (i) ProVision’s 2002 Employee Stock Plan and (ii) any other compensatory option plans or contracts of ProVision, including option plans or contracts assumed by the ProVision pursuant to a merger or acquisition;

(gg)	“ProVision Shares” means all of the issued and outstanding shares of ProVision's equity stock;

(hh)	“ProVision Shareholders” means all of the holders of the issued and outstanding ProVision Shares;

(ii)	“ProVision Warrants” shall mean any warrant to purchase or otherwise acquire shares of capital stock of ProVision;

(jj)	“State Corporation Law” means either the California General Corporation Law or the Nevada Revised Statutes, as applicable;

(kk)	“Surviving Company” means ProVision following the merger with the Merger Sub;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              The Merger Sub shall be merged with and into ProVision pursuant to this Agreement and the separate corporate existence of the Merger Sub shall cease and ProVision, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to ProVision or the Merger Sub, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of ProVision and the Merger Sub, as a group, and (ii) all debts, liabilities, duties and obligations of ProVision and the Merger Sub, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of ProVision and the Merger Sub, as a group, and neither the rights of creditors nor any liens upon the property of ProVision or the Merger Sub, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3              The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of ProVision until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of ProVision as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law.  The Directors of ProVision at the Effective Time shall continue to be the Directors of the Merger Sub.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub or ProVision, the shares of capital stock of each of ProVision and the Merger Sub shall be converted as follows:

(a)
Capital Stock of the Merger Sub. Each issued and outstanding share of the Merger Sub's capital stock shall continue to be issued and outstanding and shall represent one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company owned by MailTec. Each stock certificate of the Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b)
Conversion of ProVision Shares. Each ProVision Share that is issued and outstanding at the Effective Time, set forth on Schedule A, shall automatically be cancelled and converted, without any action on the part of the holder thereof, into the right to receive two (2) Acquisition Shares for each ProVision Share. All such ProVision Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

(c)
Conversion of Certain ProVision Debt. At the Effective Time the outstanding ProVision Debt, held by the ProVision Debt Holders set forth on Schedule A, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive ProVision Shares, which shall then automatically be cancelled and extinguished and converted in accordance with Section 2.4(b).

(d)
Conversion of Certain ProVision Warrants. At the Effective Time the outstanding ProVision Warrants, held by ProVision Warrant Holders set forth on Schedule A, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive ProVision Shares, which shall then automatically be cancelled and extinguished and converted in accordance with Section 2.4(b).

Assumption of Remaining Options, Warrants and Debt

2.5              At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, MailTec or ProVision, the Provision Options, ProVision Warrants and ProVision Debt shall be assumed by MailTec as follows:

(a)
Assumption of Outstanding ProVision Options. At the Effective Time by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any ProVision Options, each ProVision Option that is issued and outstanding immediately prior to the Closing Date, whether or not then exercisable, will be assumed by MailTec and converted automatically into an option to purchase two (2) MailTec Common Shares (“Assumed Options”).  Each Assumed Option will continue to have, and be subject to, the same terms and conditions set forth in the ProVision Option Plan and the agreements evidencing the grant thereof immediately prior to the Closing Date, including provisions with respect to vesting, except that they shall be exercisable for two (2) of MailTec Common Shares.  It is the intention of the parties that each Assumed Option that qualified as an incentive stock option (as defined in Section 422 of the Code) shall continue to so qualify, to the maximum extent permissible, following the Closing Date.

(b)
Assumption of ProVision Option Plan. At the Effective Time, MailTec will be able to grant stock awards, to the extent permissible by applicable Law and regulations, under the terms of the ProVision Option Plan or the terms of another plan adopted by MailTec to issue the reserved but unissued ProVision Shares under such ProVision Option Plan and the shares that would otherwise return to the ProVision Option Plan pursuant to the terms thereof, except that (i) ProVision Shares covered by such awards will be shares of MailTec Common Shares and (ii) all references to a number of ProVision Shares will be changed to reference MailTec Common Shares.  Notwithstanding the foregoing, neither ProVision, nor any ProVision Stockholder, nor any holder of a ProVision Option, makes any representation or warranty or shall have any obligation or any liability whatsoever, including without limitation any indemnification obligation under this Agreement.

(c)
Assumption of Outstanding ProVision Warrants. At the Effective Time by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any ProVision Warrants, except for the ProVision Warrants converted in accordance with Section 2.4(d), each ProVision Warrant that is issued and outstanding immediately prior to the Closing Date will be assumed by MailTec and converted automatically into a warrant to purchase twice the number of shares of MailTec Common Shares as set forth in the instruments evidencing such ProVision Warrant at the exercise price set forth in the instruments evidencing such ProVision Warrant.

(d)
Assumption of Outstanding ProVision Debt. At the Effective Time by virtue of the transactions contemplated hereunder and without any action on the part of the holders of any ProVision Debt, except for the ProVision Debt converted in accordance with Section 2.4(c), all ProVision Debt that is issued and outstanding immediately prior to the Closing Date will be assumed by MailTec and converted automatically into a debt obligations convertible into twice the number of shares of MailTec Common Shares as set forth in the instruments evidencing such ProVision Debt at the conversion price set forth in the instruments evidencing such ProVision Debt.

Adherence with Applicable Securities Laws

2.6           The ProVision Shareholder agrees that he is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to MailTec;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to MailTec an opinion of counsel to that effect or such other written opinion as may be reasonably required by MailTec.

The ProVision Shareholder acknowledges that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF MAILTEC

Representations and Warranties

3.1              MailTec represents and warrants in all material respects to ProVision, with the intent that ProVision will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

MailTec - Corporate Status and Capacity

(a)
Incorporation. MailTec is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. MailTec conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. The nature of the MailTec Business does not require MailTec to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. MailTec has the corporate power, capacity and authority to own the MailTec Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. MailTec is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, the MailTec Common Shares are quoted on the NASD "Bulletin Board”, and all reports required to be filed by MailTec with the Securities and Exchange Commission or NASD have been timely filed;

Merger Sub - Corporate Status and Capacity

(e)
Incorporation. The Merger Sub is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(f)	Carrying on Business. Other than corporate formation and organization, the Merger Sub has not carried on business activities to date.

(g)	Corporate Capacity. The Merger Sub has the corporate power, capacity and authority to enter into and complete this Agreement;

  MailTec - Capitalization

(h)
Authorized Capital. The authorized capital of MailTec consists of 100,000,000 MailTec Common Shares, $0.001 par value and 4,000,000 shares of preferred stock, $0.001 par value, of which 425,516 MailTec Common Shares, and no shares of preferred stock are presently issued and outstanding;

(i)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of MailTec Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of MailTec;

(j)	Capacity. MailTec has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Merger Sub Capitalization

(k)	Authorized Capital. The authorized capital of the Merger Sub consists of 25,000,000 shares of common stock, $0.001 par value, of which one share of common stock is presently issued and outstanding;

(l)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Merger Sub or for the purchase, subscription or issuance of any of the unissued shares in the capital of Merger Sub;

(m)	Capacity. The Merger Sub has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

  MailTec - Records and Financial Statements

(n)
Charter Documents. The charter documents of MailTec and the Merger Sub have not been altered since the incorporation of each, respectively, except as filed in the record books of MailTec or the Merger Sub, as the case may be;

(o)
Corporate Minute Books. The corporate minute books of MailTec and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by MailTec and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of MailTec and its subsidiaries. MailTec and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(p)
MailTec Financial Statements. The MailTec Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of MailTec, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the MailTec Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(q)
MailTec Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of MailTec or its subsidiaries which are not disclosed in its filings with the Securities and Exchange Commission or reflected in the MailTec Financial Statements except those incurred in the ordinary course of business since the date of the said filings and the MailTec Financial Statements, and neither MailTec nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(r)
MailTec Accounts Receivable. All the MailTec Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of MailTec, any claim by the obligor for set-off or counterclaim;

(s)
No Debt to Related Parties. Neither MailTec nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of MailTec except accounts payable on account of bona fide business transactions of MailTec incurred in normal course of the MailTec Business, including employment agreements, none of which are more than 30 days in arrears;

(t)
No Related Party Debt to MailTec. No director or officer or affiliate of MailTec is now indebted to or under any financial obligation to MailTec or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(u)	No Dividends. No dividends or other distributions on any shares in the capital of MailTec have been made, declared or authorized since the date of MailTec Financial Statements;

(v)
No Payments. No payments of any kind have been made or authorized since the date of the MailTec Financial Statements to or on behalf of officers, directors, shareholders or employees of MailTec or its subsidiaries or under any management agreements with MailTec or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(w)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting MailTec or its subsidiaries;

(x)	No Adverse Events. Since the date of the MailTec Financial Statements

(i)
there has not been any material adverse change in the financial position or condition of MailTec, its subsidiaries, its liabilities or the MailTec Assets or any damage, loss or other change in circumstances materially affecting MailTec, the MailTec Business or the MailTec Assets or MailTec’ right to carry on the MailTec Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting MailTec, its subsidiaries, the MailTec Business or the MailTec Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by MailTec to any of MailTec’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the MailTec Business has been and continues to be carried on in the ordinary course,

(v)	MailTec has not waived or surrendered any right of material value,

(vi)	Neither MailTec nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

MailTec - Income Tax Matters

(y)
Tax Returns. All tax returns and reports of MailTec and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by MailTec and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(z)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by MailTec or its subsidiaries.  MailTec is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

MailTec - Applicable Laws and Legal Matters

(aa)
Licenses. MailTec and its subsidiaries hold all licenses and permits as may be requisite for carrying on the MailTec Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the MailTec Business;

(bb)
Applicable Laws. Neither MailTec nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the MailTec Business, and to MailTec’ knowledge, neither MailTec nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the MailTec Business;

(cc)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to MailTec, its subsidiaries, the MailTec Business, or any of the MailTec Assets nor does MailTec have any knowledge of any deliberate act or omission of MailTec or its subsidiaries that would form any material basis for any such action or proceeding;

(dd)
No Bankruptcy. Neither MailTec nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against MailTec or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of MailTec or its subsidiaries;

(ee)
Labor Matters. Neither MailTec nor its subsidiaries are party to any collective agreement relating to the MailTec Business with any labor union or other association of employees and no part of the MailTec Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of MailTec, has made any attempt in that regard;

(ff)
Finder's Fees. Neither MailTec nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(gg)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of MailTec and the Merger Sub;

(hh)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of MailTec or the Merger Sub or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which MailTec or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the MailTec Material Contracts, or any right or rights enjoyed by MailTec or its subsidiaries,

(iii)	result in any alteration of MailTec’ or its subsidiaries’ obligations under any agreement to which MailTec or its subsidiaries are party including, without limitation, the MailTec Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the MailTec Assets,

(v)	result in the imposition of any tax liability to MailTec or its subsidiaries relating to the MailTec Assets, or

(vi)	violate any court order or decree to which either MailTec or its subsidiaries are subject;

The MailTec Business

(ii)
Maintenance of Business. Since the date of the MailTec Financial Statements, MailTec and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(jj)
Subsidiaries. Except for the Merger Sub, MailTec does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

MailTec - Acquisition Shares

(kk)
Acquisition Shares. The Acquisition Shares when delivered to the holders of ProVision Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of MailTec, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of MailTec contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by ProVision or the ProVision Shareholder, the representations and warranties of MailTec shall survive the Closing.

Indemnity

3.3           MailTec agrees to indemnify and save harmless ProVision and the ProVision Shareholder from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of MailTec to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by MailTec to ProVision or the ProVision Shareholder hereunder.

ARTICLE 4
COVENANTS OF MAILTEC

Covenants

4.1              MailTec covenants and agrees with ProVision that it will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the MailTec Business and the MailTec Assets and, without limitation, preserve for ProVision MailTec’ and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give ProVision, the ProVision Shareholder, and their representatives full access to all of the properties, books, contracts, commitments and records of MailTec, and furnish to ProVision, the ProVision Shareholder and their representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the MailTec Assets notwithstanding the change in control of ProVision arising from the Merger; and

(e)	Name Change. Forthwith after the Closing, take such steps are required to change the name of MailTec as may be acceptable to the board of directors of ProVision.

Authorization

4.2              MailTec hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting MailTec and its subsidiaries to release any and all information in their possession respecting MailTec and its subsidiaries to ProVision. MailTec shall promptly execute and deliver to ProVision any and all consents to the release of information and specific authorizations which ProVision reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of ProVision and the ProVision Shareholder.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
PROVISION

Representations and Warranties

5.1              ProVision represents and warrants in all material respects to MailTec, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

ProVision - Corporate Status and Capacity

(a)
Incorporation. ProVision is a corporation duly incorporated and validly subsisting under the laws of the State of California, and is in good standing with the office of the Secretary of State for the State of California;

(b)	Corporate Capacity. ProVision has the corporate power, capacity and authority to own ProVision Assets, to carry on the Business of ProVision and to enter into and complete this Agreement;

ProVision - Capitalization

(c)	Authorized Capital. The authorized capital of ProVision consists of 25,000,000 shares of common stock, no par value;

(d)
Ownership of ProVision Shares. The issued and outstanding shares of ProVision common stock will on Closing consist of 7,677,500 shares of common stock,  no par value, (being the ProVision Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The ProVision Shareholders at Closing will be the registered and beneficial owners of the ProVision Shares. The ProVision Shares owned by the ProVision Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(e)
Options, Warrants or Other Rights. Except as set forth on Schedule 5.1, annexed hereto, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of ProVision Shares held by the ProVision Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of ProVision;

ProVision - Records and Financial Statements

(f)	Charter Documents. The charter documents of ProVision have not been altered since its incorporation date, except as filed in the record books of ProVision;

(g)
Corporate Minute Books. The corporate minute books of ProVision are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by ProVision which required director or shareholder approval are reflected on the corporate minute books of ProVision. ProVision is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(h)
ProVision Financial Statements. The ProVision Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of ProVision, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the ProVision Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(i)
ProVision Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of ProVision which are not disclosed in the ProVision Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the ProVision Financial Statements, and ProVision has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(j)
ProVision Accounts Receivable. All ProVision Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of ProVision, any claim by the obligor for set-off or counterclaim;

(k)
No Debt to Related Parties. ProVision is not, and on Closing will not be, materially indebted to the ProVision Shareholder nor to any family member thereof, nor to any affiliate, director or officer of ProVision or the ProVision Shareholder except accounts payable on account of bona fide business transactions of ProVision incurred in normal course of ProVision Business, including employment agreements with the ProVision Shareholder, none of which are more than 30 days in arrears;

(l)
No Related Party Debt to ProVision. Neither the ProVision Shareholder nor any director, officer or affiliate of ProVision are now indebted to or under any financial obligation to ProVision on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(m)	No Dividends. No dividends or other distributions on any shares in the capital of ProVision have been made, declared or authorized since the date of the ProVision Financial Statements;

(n)
No Payments. No payments of any kind have been made or authorized since the date of the ProVision Financial Statements to or on behalf of the ProVision Shareholder or to or on behalf of officers, directors, shareholders or employees of ProVision or under any management agreements with ProVision, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(o)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting ProVision;

(p)	No Adverse Events. Since the date of the ProVision Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of ProVision, its liabilities or the ProVision Assets or any damage, loss or other change in circumstances materially affecting ProVision, the ProVision Business or the ProVision Assets or ProVision’s right to carry on the ProVision Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting ProVision, the ProVision Business or the ProVision Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by ProVision to the ProVision Shareholder or to any of ProVision's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the ProVision Business has been and continues to be carried on in the ordinary course,

(v)	ProVision has not waived or surrendered any right of material value,

(vi)	ProVision has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)
no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made, except with respect to the procurement of raw materials, tooling, prototypes, and operating expenditures and purchases for the purpose of building kiosks to support Provision’s business plans as a media based company in the grocery industry, which purchases later may be capitalized;

ProVision - Income Tax Matters

(q)
Tax Returns. All tax returns and reports of ProVision required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by ProVision or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(r)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by ProVision. ProVision is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

  ProVision - Applicable Laws and Legal Matters

(s)
Licenses. ProVision holds all licenses and permits as may be requisite for carrying on the ProVision Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the ProVision Business;

(t)
Applicable Laws. ProVision has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the ProVision Business, and, to ProVision’s knowledge, ProVision is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the ProVision Business;

(u)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to ProVision, the ProVision Business, or any of the ProVision Assets, nor does ProVision have any knowledge of any deliberate act or omission of ProVision that would form any material basis for any such action or proceeding;

(v)
No Bankruptcy. ProVision has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against ProVision and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of ProVision;

(w)
Labor Matters. ProVision is not a party to any collective agreement relating to the ProVision Business with any labor union or other association of employees and no part of the ProVision Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of ProVision, has made any attempt in that regard and ProVision has no reason to believe that any current employees will leave ProVision's employ as a result of this Merger.

(x)
Finder's Fees. ProVision is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(y)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of ProVision;

(z)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of ProVision or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which ProVision is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, ProVision Material Contracts, or any right or rights enjoyed by ProVision,

(iii)	result in any alteration of ProVision's obligations under any agreement to which ProVision is a party including, without limitation, the ProVision Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the ProVision Assets,

(v)	result in the imposition of any tax liability to ProVision relating to ProVision Assets or the ProVision Shares, or

(vi)	violate any court order or decree to which either ProVision is subject;

The Business of ProVision

(aa)
Maintenance of Business. Since the date of the ProVision Financial Statements, the ProVision Business has been carried on in the ordinary course and ProVision has not entered into any material agreement or commitment except in the ordinary course; and

(bb)
Subsidiaries. Except as disclosed in its Private Offering Memorandum, dated as of April 20, 2007, or financial statements, ProVision does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and ProVision does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2           The representations and warranties of ProVision and the ProVision Shareholder contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by MailTec, the representations and warranties of ProVision and the ProVision Shareholder shall survive the Closing.

Indemnity

5.3           ProVision and the ProVision Shareholder jointly and severally agree to indemnify and save harmless MailTec from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of ProVision and the ProVision Shareholder to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by ProVision or the ProVision Shareholder to MailTec hereunder.

ARTICLE 6
COVENANTS OF PROVISION AND
THE PROVISION SHAREHOLDER

Covenants

6.1              ProVision covenants and agrees with MailTec that they will:

(a)
Conduct of Business. Until the Closing, conduct the ProVision Business diligently and in the ordinary course consistent with the manner in which the ProVision Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the ProVision Business and the ProVision Assets and, without limitation, preserve for MailTec ProVision’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give MailTec and its representatives full access to all of the properties, books, contracts, commitments and records of ProVision relating to ProVision, the ProVision Business and the ProVision Assets, and furnish to MailTec and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the ProVision Assets, including the ProVision Material Contracts, notwithstanding the change in control of ProVision arising from the Merger;

(e)
Reporting and Internal Controls. From and after the Effective Time, the ProVision Shareholder shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and MailTec comply with Section 13(b)(2) of the Securities and Exchange Act of 1934;

(f)
Audited Financial Statements.  Immediately upon execution of this Agreement, cause to be prepared audited financial statements of ProVision in compliance with the requirements of Regulation SB as promulgated by the Securities and Exchange Commission, such audited financial statements to be provided no later than 74 days after the Closing Date; and

(g)	Name Change. Forthwith after the Closing, take such steps are required to change the name of MailTec as may be acceptable to the board of directors of MailTec.

Authorization

6.2              ProVision hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting ProVision to release any and all information in their possession respecting ProVision to MailTec.  ProVision shall promptly execute and deliver to MailTec any and all consents to the release of information and specific authorizations which MailTec reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of MailTec.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of MailTec

7.1              MailTec’ obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to MailTec hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by ProVision or the ProVision Shareholder at or prior to the Closing will have been complied with or performed;

(c)	MailTec shall have completed its review and inspection of the books and records of ProVision and shall be satisfied with same in all material respects;

(d)
title to the ProVision Shares held by the ProVision Shareholder and to the ProVision Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by ProVision in form acceptable for filing with State Corporation Law, as appliacable;

(f)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of ProVision, its liabilities or the ProVision Assets or any damage, loss or other change in circumstances materially and adversely affecting the ProVision Business or the ProVision Assets or ProVision's right to carry on the ProVision Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to ProVision or the ProVision Business (whether or not covered by insurance) materially and adversely affecting ProVision, the ProVision Business or the ProVision Assets; and

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

Waiver by MailTec

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of MailTec and any such condition may be waived in whole or in part by MailTec at or prior to Closing by delivering to ProVision a written waiver to that effect signed by MailTec. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, MailTec shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of ProVision and the ProVision Shareholder

7.3              The obligation of ProVision and the ProVision Shareholder to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to ProVision hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by MailTec at or prior to the Closing will have been complied with or performed;

(c)	ProVision shall have completed its review and inspection of the books and records of MailTec and its subsidiaries and shall be satisfied with same in all material respects;

(d)
MailTec will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to ProVision at the Closing and the Acquisition Shares will be registered on the books of MailTec in the name of the holder of ProVision Shares at the Effective Time;

(e)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the Merger Sub in form acceptable for filing with State Corporation Law, as applicable;

(g)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of MailTec, its subsidiaries, their liabilities or the MailTec Assets or any damage, loss or other change in circumstances materially and adversely affecting MailTec, the MailTec Business or the MailTec Assets or MailTec’ right to carry on the MailTec Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to MailTec or the MailTec Business (whether or not covered by insurance) materially and adversely affecting MailTec, its subsidiaries, the MailTec Business or the MailTec Assets; and

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

Waiver by ProVision and the ProVision Shareholder

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of ProVision and the ProVision Shareholder and any such condition may be waived in whole or in part by ProVision or the ProVision Shareholder at or prior to the Closing by delivering to MailTec a written waiver to that effect signed by ProVision and the ProVision Shareholder. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing ProVision and the ProVision Shareholder shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Confidentiality

7.6           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from ProVision and MailTec and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that MailTec will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of MailTec’ filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of ProVision

8.1              If any material loss or damage to the ProVision Business occurs prior to Closing and such loss or damage, in MailTec' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, MailTec shall, within two (2) days following any such loss or damage, by notice in writing to ProVision, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to MailTec' obligations to carry out the transactions contemplated hereby, be vested in ProVision or otherwise adequately secured to the satisfaction of MailTec on or before the Closing Date.

Material Change in the MailTec Business

8.2              If any material loss or damage to the MailTec Business occurs prior to Closing and such loss or damage, in ProVision's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, ProVision shall, within two (2) days following any such loss or damage, by notice in writing to MailTec, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to ProVision's obligations to carry out the transactions contemplated hereby, be vested in MailTec or otherwise adequately secured to the satisfaction of ProVision on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by ProVision

9.2              On or before the Closing, ProVision and the ProVision Shareholder will deliver or cause to be delivered to MailTec:

(a)
the original or certified copies of the charter documents of ProVision and all corporate records documents and instruments of ProVision, the corporate seal of ProVision and all books and accounts of ProVision;

(b)
all reasonable consents or approvals required to be obtained by ProVision for the purposes of completing the Merger and preserving and maintaining the interests of ProVision under any and all ProVision Material Contracts and in relation to ProVision Assets;

(c)	certified copies of such resolutions of the directors of ProVision as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from ProVision of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the Certificate of Merger, duly executed by ProVision; and

(f)	such other documents as MailTec may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by MailTec

9.3              On or before the Closing, MailTec shall deliver or cause to be delivered to ProVision and the ProVision Shareholder:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of ProVision Common Stock;

(b)	certified copies of such resolutions of the directors of MailTec as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of MailTec dated as of the Closing Date appointing the nominees of ProVision as officers of ProVision;

(d)	a resolution of the directors of MailTec appointing the nominees of the ProVision Shareholders to the board of directors of MailTec;

(e)	resignations of all of the officers and directors of MailTec as of the Closing Date;

(f)	an acknowledgement from MailTec of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(g)	the Certificate of Merger, duly executed by the Merger Sub;

(h)	such other documents as ProVision may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, MailTec, ProVision and the ProVision Shareholder agree to use all their best efforts to:

(a)	file the Certificate of Merger in accordance with State Corporation Law, as applicable;

(b)	issue a news release reporting the Closing;

(c)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and, not more than 60 days following the filing of such Form 8-K, to file an amended Form 8-K which includes audited financial statements of ProVision as well as pro forma financial information of ProVision and MailTec as required by Regulation SB as promulgated by the Securities and Exchange Commission;

(d)	take such steps are required to change the name of MailTec as may be acceptable to the board of directors of MailTec.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Los Angeles, California.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	MailTec or the Merger Sub:

4774 So. Holladay Blvd.
Holladay, Utah 84117
Attention:  David Stefansky
Telephone no. (801) 274-2220
Facsimile no.

With a copy to:
Nathan W. Drage, P.C.
4766 Holladay Blvd.
Holladay,  UT  84117
________
_____________
                                _____________
Attn:  _Nathan W. Drage____________
Telephone no. __801-273-9300___________

Facsimile no.  _801-273-9314____________

(b)	ProVision

9253 Eton Avenue
Chatsworth, California 91311
Attention: Curt Thornton
Telephone no. (818) 775-1624
Facsimile no.  (818) 775-1628

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attn:  Andrea Cataneo, Esq.
Phone:  (212) 930-9700
Telecopier:  (212) 930-9725

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among ProVision, the ProVision Shareholder, the Merger Sub and MailTec respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among ProVision, the ProVision Shareholder, the Merger Sub and MailTec with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11                      This Agreement is subject to the laws of the State of California.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MAILTEC HOLDINGS, INC.

By:	/s/ Jeff A. Hanks
Jeff A. Hanks
President and Secretary

PROVISION MERGER CORP.

By:	/s/ Curt Thornton
Curt Thornton
President and Secretary

PROVISION INTERACTIVE TECHNOLOGIES, INC.

By:	/s/ Curt Thornton
Curt Thornton
President

By:	/s/ Bob Ostrander
Bob Ostrander
Secretary

SCHEDULE  A

Capitalization

	ProVision Shares	Acquisition Shares
Current ProVision Shareholders	7,677,500	15,355,000
Curt Thornton	400,000	800,000
Bob Ostrander	300,000	600,000
Jeff Vrachan	300,000	600,000
Thomas E. Nix III	107,742	215,484
Gregory Seifert	161,242	322,485
Joseph D.McMahon	69,854	139,708
Shawn Holmes	53,734	107,467
Joel Yanowitz	85,908	171,816
Scott D.Christensen	26,846	53,693
Kevin Sullivan	53,693	107,385
Joel Franciosa	26,819	53,638
Stephen Sullivan	26,743	53,487
A. Hosseinioun & S.Shooshtary	53,459	106,918
Gerald Yanowitz	53,404	106,809
Karen A. Meena	26,633	53,267
George H. David	26,627	53,253
Charles Gullo & Michelle Meena	26,606	53,212
Thomas Dunn	26,489	52,979
Richard B. & Sherry L.Payne	158,318	316,637
Ronald Landsman	20,972	41,944
Joseph D. McMahon	36,624	73,248
Scott D.Christensen	26,050	52,100
Joseph D. McMahon	77,883	155,765
Kevin Sullivan	51,908	103,816
Joel Franciosa	25,927	51,853
Stephen Sullivan	51,771	103,542
Dennis Trainor	25,789	51,579
John A. Rowel	51,565	103,130
Kevin Sullivan	51,551	103,102
Jonathan Shane	256,932	513,864
Seifert Family Trust	25,666	51,332
Josiah Lilly	50,316	100,631
Charles Gullo & Michelle Meena	25,103	50,206

Totals	10,439,674	20,879,350

Total MailTec Shares Post Merger - 24,126,438

Schedule 5.1

•	Millennium Hanson – Piggyback registration rights (details on due diligence FTP site)

•	Catalpa Enterprises – Piggyback registration rights; Preemptive Rights (details on due diligence FTP site)

•	Warrants (not included in 6/30/07 audited financials or Due Diligence FTP site)

o	Tracey Yeager – 25,000

o	Patrick Maes – 60,000

o	Bob Ostrander – 100,000

o	Curt Thornton – 140,000